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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Corp., Universal Compression Holdings, Inc. and Universal Compression, Inc. on Form S-4 of our report dated February 5, 2001 (relating to the consolidated balance sheet of BRL Universal Equipment 2001 A, L.P.), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas
March 19, 2001